Exhibit 99.1

MEDIA CONTACT:                                  COMPANY CONTACT:
Stew Chalmers                                   Perry Grace
Positio Public Relations                        ZiLOG, Inc.
T: 408-453-2400                                 T: 408-558-8500
E: stew@positio.com                             E: investor_relations@zilog.com


            ZILOG ANNOUNCES SECOND QUARTER 2007 FISCAL YEAR FINANCIAL
                   RESULTS AND RECORD EMBEDDED FLASH NET SALES

o Record embedded flash microcontroller sales of $3.7 million for the September quarter, a 54 percent sequential increase;
o    Growth in net sales of universal remote control solutions;
o    Increased year on year net sales of 3 percent;
o Gross margin at 46 percent of sales for the quarter and 48 percent of sales year to date;
o Second consecutive quarter of positive adjusted EBITDA (defined in this release);

SAN JOSE , Calif., November 2, 2006 - ZiLOG(R), Inc. (NASDAQ: ZILG) the creator of the Z80(R) microprocessor and a leading innovator of integrated embedded flash microcontrollers (MCU) and universal remote control solutions, today reported results for its 2007 fiscal year second quarter ended September 30, 2006. Sales for the quarter were $21.2 million, a 3 percent increase over sales of $20.5 million for the comparable period a year ago and were slightly above sales of $21.0 million for the immediately preceding quarter. Embedded flash MCU sales were $3.7 million for the quarter, a sequential increase of 54 percent and an 85 percent increase from the comparable quarter a year ago, reflecting growth in the health & fitness and digital communications markets. Additionally, net sales of universal remote control solutions including the CRIMZON family of solutions increased 5 percent sequentially and 20 percent as compared to the second fiscal quarter a year ago, reflecting growth in the home entertainment and consumer gaming markets.

GAAP gross margin for the quarter was 46 percent of sales as compared to 50 percent of sales in the preceding quarter and 40 percent of sales for the comparable period a year ago. The year on year increase in gross margin percent reflects cost improvements associated with the consolidation of our global support activities in Asia and lower costs from suppliers reflecting the higher volume purchases of wafers for new products. Additionally, the Company reported adjusted EBITDA (as defined below) of positive $0.2 million in the quarter as compared to positive $0.4 million in the preceding quarter and negative $2.4 million in the second fiscal quarter a year ago.

GAAP net loss for the quarter was $2.3 million or 14 cents per share as compared to a GAAP net loss of $1.5 million or 9 cents per share in the previous quarter and a GAAP net loss of $4.8 million or 29 cents per share in the second fiscal quarter a year ago. The net loss for the quarter includes special and one-time charges of $0.9 million, non-cash charges for amortization of intangibles of $0.3 million and FAS 123R stock-based compensation charges of $0.4 million. On a Non-GAAP basis (excluding special charges, amortization of intangible assets and charges for stock-based compensation expense) the Company reported a net loss for the second quarter of $0.7 million or 4 cents per share as compared to a non-GAAP net loss of $0.7 million or 4 cents per share in the previous quarter and $3.5 million or 21 cents per share for the second fiscal quarter a year ago. Special charges primarily reflect the costs associated with the resignation of the Company's former CEO, idle costs of the Mod II Nampa Idaho facility and finalization of certain other MOD III related expenses.

Sales for the six months ended September 30, 2006 were $42.2 million as compared to $41.1 million for the comparative six month period a year ago. GAAP net loss for the six months ended September 30, 2006 was $3.8 million or 23 cents per share as compared to a GAAP net loss of $10.9 million or 67 cents per share for the six months ended October 1, 2005.

"We were pleased with the continued growth in our new products for the quarter that includes both our integrated embedded Flash MCU products and universal remote control solutions. Markets where we experienced growth in the quarter were home entertainment, consumer gaming, health and fitness, digital communications and home appliances. On a combined basis, new products represented 46 percent of our total sales base for the September quarter, up from 34 percent a year ago" stated Perry Grace, ZiLOG's Chief Financial Officer. "New products continue to be our focus as was evidenced by the introduction in the quarter of Zneo(R) our first 16 Bit microcontroller, which will continue to extend the range of our existing 8 Bit families of products by offering more features and functionality with on-chip embedded flash memory extended to 128 kilobytes" added Grace.

The company shipped approximately 900 development tool kits for the quarter bringing total tool kits shipped since beginning shipment of its integrated embedded Flash MCU's to over 38,000. Additionally, the Company added a further 145 new embedded Flash silicon customers in the quarter taking the cumulative increase in customers to more than 2,700.

"Bookings declined in the quarter from the previous two quarters with a book to revenue ratio of 0.96. New orders on certain of our legacy products slowed during the quarter and as such, we are anticipating a lower distribution resale rate during the traditional holiday season in the Americas and Europe. Historically, over 60 percent of the Company's sales have been concentrated in the consumer markets and as such, we currently expect a sequential decline in sales for the December quarter of 4 percent to 7 percent" Grace continued. "We do, however, expect gross margins to increase slightly on a sequential basis based on our current forecast of product mix, which includes consistent levels of embedded flash MCU sales and continued improvement in product costs" Grace concluded.

NON-GAAP FINANCIAL INFORMATION

Included above and within the attached schedules are certain Non-GAAP financial measures. Management believes that these Non-GAAP measures are useful measures of operating performance and liquidity because they exclude the impact of amortization of intangible assets, stock-based compensation, non-cash depreciation, non-operating interest and income taxes and special and other one time charges. However, these Non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net income (loss) and net cash provided by (used in) operating activities, or other financial measures prepared in accordance with GAAP.

                                                                                   THREE MONTHS ENDED
                                                        ------------------------------------------------------------------------
                                                          Sep. 30,       Jul. 01,       Mar. 31,       Dec. 31,       Oct. 01,
RECONCILIATION OF NON-GAAP NET LOSS TO GAAP NET LOSS        2006           2006           2006           2005           2005
-----------------------------------------------------   ------------   ------------   ------------   ------------   ------------
Non-GAAP net loss                                       $       (0.7)  $       (0.7)  $       (2.0)  $       (2.2)  $       (3.5)
Non-GAAP adjustments:
      Special charges and credits                                0.9            0.1           (0.1)           0.3            0.7
      Cost of sales - relating to MOD II closure                   -              -              -              -              -
      Cost of sales relating to inventory adjustments              -              -            0.5              -              -
      Amortization of intangible assets                          0.3            0.4            0.3            0.5            0.5
      Non-cash stock-based compensation R&D                      0.1            0.1              -              -              -
      Non-cash stock-based compensation SG&A                     0.3            0.2            0.1            0.1            0.1
                                                        ------------   ------------   ------------   ------------   ------------
   Total non-GAAP adjustments                                    1.6            0.8            0.8            0.9            1.3
                                                        ------------   ------------   ------------   ------------   ------------
GAAP Net loss                                           $       (2.3)  $       (1.5)  $       (2.8)  $       (3.1)  $       (4.8)
                                                        ============   ============   ============   ============   ============

NON-GAAP NET LOSS

Non-GAAP net loss excludes special charges and credits, adjustments to cost of sales relating to certain inventory adjustments and non-cash charges relating to the amortization of intangible assets and stock-based compensation. We believe that Non-GAAP net loss is a useful measure as it excludes certain non-recurring items as well as certain non-cash charges, which facilitates a comparison of the Company's operating performance. However, this Non-GAAP measure should be considered in addition to, not as a substitute for, or superior to, the net loss measured in accordance with GAAP.

                                                                                   THREE MONTHS ENDED
                                                        ------------------------------------------------------------------------
RECONCILIATION OF NET LOSS AND CASH FLOW FROM             Sep. 30,       Jul. 01,       Mar. 31,       Dec. 31,       Oct. 01,
 OPERATING ACTIVITIES TO EBITDA                             2006           2006           2006           2005           2005
---------------------------------------------           ------------   ------------   ------------   ------------   ------------
Reconciliation of net loss to EBITDA:
     Net loss                                           $       (2.3)  $       (1.5)  $       (2.8)  $       (3.1)  $       (4.8)
     Depreciation and amortization                               1.1            1.1            0.9            1.3            1.1
     Interest income                                            (0.3)          (0.3)          (0.2)          (0.2)          (0.2)
     Provision for income taxes                                  0.4            0.6            0.6              -            0.7
                                                        ------------   ------------   ------------   ------------   ------------
    EBITDA                                              $       (1.1)  $       (0.1)  $       (1.5)  $       (2.0)  $       (3.2)
                                                        ============   ============   ============   ============   ============

Reconciliation of EBITDA to net cash provided by
 (used in) operating activities:
 EBITDA                                                 $       (1.1)  $       (0.1)  $       (1.5)  $       (2.0)  $       (3.2)
 Provision for income taxes                                     (0.4)          (0.6)          (0.6)             -           (0.7)
 Interest income                                                 0.3            0.3            0.2            0.2            0.2
 Stock-based compensation                                        0.4            0.3            0.1            0.1            0.1
 Changes in operating assets and liabilities                     2.2           (0.2)           1.1           (0.2)           1.3
                                                        ------------   ------------   ------------   ------------   ------------
Net cash provided by (used in) operating activities     $        1.4   $       (0.3)  $       (0.7)  $       (1.9)  $       (2.3)
                                                        ============   ============   ============   ============   ============

NON-GAAP EBITDA

Management believes that EBITDA, that is Earnings or loss Before Interest, Taxes, Depreciation and Amortization is a useful measure of financial performance. We believe that the disclosure of EBITDA helps investors more meaningfully evaluate our liquidity position by the elimination of non-cash related items such as depreciation and amortization. We believe that our investor base regularly uses EBITDA as a measure of the liquidity of our business. Our management uses EBITDA as a supplement to cash flow from operations as a way to assess the cash generated from our business available for capital expenditures and debt service. However, we recommend that investors carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K, and our quarterly earnings releases, compare GAAP financial information with the non-GAAP financial results disclosed in our quarterly earnings releases and investor calls, and read the associated reconciliation.

                                                                                   THREE MONTHS ENDED
                                                        ------------------------------------------------------------------------
RECONCILIATION OF NET LOSS AND CASH FLOW FROM             Sep. 30,       Jul. 01,       Mar. 31,       Dec. 31,       Oct. 01,
 OPERATING ACTIVITIES TO ADJUSTED EBITDA                    2006           2006           2006           2005           2005
-----------------------------------------------------   ------------   ------------   ------------   ------------   ------------
Reconciliation of net loss to Adjusted EBITDA:
     Net loss                                           $       (2.3)  $       (1.5)  $       (2.8)  $       (3.1)  $       (4.8)
     Depreciation and amortization                               1.1            1.1            0.9            1.3            1.1
     Interest income                                            (0.3)          (0.3)          (0.2)          (0.2)          (0.2)
     Provision for income taxes                                  0.4            0.6            0.6              -            0.7
     Special charges and credits                                 0.9            0.1           (0.1)           0.3            0.7
     Stock-based compensation                                    0.4            0.3            0.2           (0.1)           0.1
                                                        ------------   ------------   ------------   ------------   ------------
    Adjusted EBITDA                                     $        0.2   $        0.3   $       (1.4)  $       (1.8)  $       (2.4)
                                                        ============   ============   ============   ============   ============

Reconciliation of Adjusted EBITDA to net cash
 provided by (used in) operating activities:
 Adjusted EBITDA                                        $        0.2   $        0.3   $       (1.4)  $       (1.8)  $       (2.4)
 Provision for income taxes                                     (0.4)          (0.6)          (0.6)             -           (0.7)
 Interest income                                                 0.3            0.3            0.2            0.2            0.2
 Stock-based compensation                                        0.4            0.3            0.2           (0.1)           0.1
 Special charges and credits                                     0.9            0.1           (0.1)           0.3            0.7
 Changes in operating assets and liabilities                       -           (0.7)           1.1           (0.5)          (0.2)
                                                        ------------   ------------   ------------   ------------   ------------
Net cash provided by (used in) operating activities     $        1.4   $       (0.3)  $       (0.6)  $       (1.9)  $       (2.3)
                                                        ============   ============   ============   ============   ============

NON-GAAP ADJUSTED EBITDA

EBITDA reflects our Earnings Before Interest, Taxes, Depreciation and Amortization. Management uses separate "Adjusted EBITDA" calculations for purposes of determining certain employees' incentive compensation and, subject to meeting specified Adjusted EBITDA amounts, for accelerating the vesting of EBITDA-linked stock options. Adjusted EBITDA, as we define it, excludes interest, income taxes, effects of changes in accounting principles and non-cash charges such as depreciation, amortization, in-process research and development, and stock-based compensation expense. It also excludes cash and non-cash charges associated with reorganization items and special charges and credits, which represent operational restructuring charges, including asset write-offs, employee termination costs, and lease termination costs. Adjusted EBITDA also excludes changes in operating assets and liabilities which are included in net cash used by operating activities. Our management uses Adjusted EBITDA as a supplement to cash flow from operations as a way to assess the cash generated from our business available for capital expenditures and debt service. This Non-GAAP Adjusted EBITDA measure allows management to monitor cash generated from the operations of the business. However, this Non-GAAP measure should be considered in addition to, not as a substitute for, or superior to net loss and net cash provided or used by operating activities prepared in accordance with GAAP.

ABOUT ZILOG, INC.

Founded in 1974, ZiLOG won international recognition for designing one of the first architectures in the microprocessors and microcontrollers industry. Today, ZiLOG is a leading global supplier of 8-bit micro logic devices. It designs and markets a broad portfolio of devices for embedded control and communication applications used in consumer electronics, home appliances, security systems, point of sales terminals, personal computer peripherals, as well as industrial and automotive applications. ZiLOG is headquartered in San Jose, California, and employs over 500 people worldwide with sales offices throughout Asia, Europe and North America. For more information about ZiLOG and its products, visit the Company's website at: www.ZiLOG.com. ZiLOG, Z8, Z80, EZ80, Z8 ENCORE!, Encore!XP and Zneo are registered trademarks of ZiLOG, Inc. in the United States and in other countries. EZ80ACCLAIM! and CRIMZON are trademarks of ZiLOG, Inc. in the United States and in other countries. Other product and or service names mentioned herein may be trademarks of the companies with which they are associated.

CAUTIONARY STATEMENTS

This release contains forward-looking statements (including those related to our revenue outlook and our financial guidance for our third fiscal quarter of 2007) relating to expectations, plans or prospects for ZiLOG, Inc. that are based upon the current expectations and beliefs of ZiLOG's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For example, our competitors may introduce or market embedded flash products which are perceived as superior to ours or cost less and/or provide additional functionality, and as a result, our embedded flash business may suffer. Additionally, our legacy business may decline faster than we anticipate causing our sales to decline.

Design wins are defined as the projected two-year net sales for a customer's new product design for which the Company has received at least a $1,000 purchase order for its devices. Design win estimates are determined based on projections from customers and may or may not come to fruition. Whether or not ZiLOG achieves anticipated revenue from design wins depends on such things as how quickly the Company is able to bring design wins into production and whether or not the project in question is a commercial success. Notwithstanding changes that may occur with respect to matters relating to the forward-looking statements, ZiLOG does not expect to, and disclaims any obligation to update such statements until release of its next quarterly earnings announcement or in any other manner. ZiLOG, however, reserves the right to update such statements or any portion thereof at any time for any reason.

The financial information presented herein is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the Company's Form 10-Q for the quarter ended September 30, 2006.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2006, and any subsequently filed reports. All documents also are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov or from the Company's website at www.ZiLOG.com.

SOURCE: ZILOG, INC. WWW.ZILOG.COM

                                   ZiLOG, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (in millions except per share data)

                                                                  THREE MONTHS ENDED              SIX MONTHS ENDED
                                                               -------------------------     -------------------------
                                                                SEP. 30,        OCT. 1,       SEP. 30,        OCT. 1,
                                                                  2006           2005           2006           2005
                                                               ----------     ----------     ----------     ----------
Net sales                                                      $     21.2     $     20.5           42.2     $     41.1
Cost of sales                                                        11.4           12.4           21.9           24.4
                                                               ----------     ----------     ----------     ----------
Gross margin                                                          9.8            8.1           20.3           16.7
Gross margin %                                                         46%            40%            48%            41%
Operating expenses:
    Research and development                                          5.0            5.6           10.2           10.9
    Selling, general and administrative                               5.8            5.6           11.8           12.8
    Special charges                                                   0.9            0.7            1.0            2.2
    Amortization of intangible assets                                 0.3            0.5            0.7            1.0
                                                               ----------     ----------     ----------     ----------
      Total operating expenses                                       12.0           12.4           23.7           26.9
                                                               ----------     ----------     ----------     ----------
Operating loss (1)                                             $     (2.2)    $     (4.3)    $     (3.4)    $    (10.2)

Other income (expense):
    Interest income                                                   0.3            0.2            0.6            0.5
    Other, net                                                          -              -              -            0.1
                                                               ----------     ----------     ----------     ----------
Loss before provision for income taxes                               (1.9)          (4.1)          (2.8)          (9.6)
Provision for income taxes                                            0.4            0.7            1.0            1.3
                                                               ----------     ----------     ----------     ----------
Net loss                                                       $     (2.3)    $     (4.8)    $     (3.8)    $    (10.9)
                                                               ==========     ==========     ==========     ==========
Basic and diluted net loss per share                           $    (0.14)    $    (0.29)    $    (0.23)    $    (0.67)
                                                               ==========     ==========     ==========     ==========

Weighted-average shares used in computing basic
 and diluted net loss per share                                      16.6           16.3           16.6           16.3
                                                               ==========     ==========     ==========     ==========

(1) Includes stock based compensation charges
    as follows (2006 amounts reflect adoption of FAS123R):
      Research and development                                 $      0.1     $        -     $      0.2     $        -
      Selling, general and administrative                             0.3            0.1            0.5            0.6
                                                               ----------     ----------     ----------     ----------
     Total stock based compensation included in operating
       loss                                                    $      0.4     $      0.1     $      0.7     $      0.6
                                                               ----------     ----------     ----------     ----------

      See accompanying notes to condensed consolidated financial statements

                                   ZiLOG, INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (in millions)

                                                          SEP. 30,      MAR. 31,
                                                            2006          2006
                                                         ----------    ----------
                        ASSETS
Current assets:
    Cash and cash equivalents                            $     26.2    $     27.0
    Accounts receivable, net                                    7.8           9.6
    Inventories                                                 8.6           7.6
    Deferred tax asset                                          0.4           0.4
    Prepaid expenses and other current assets                   2.1           2.2
                                                         ----------    ----------
Total current assets                                           45.1          46.8
                                                         ----------    ----------

  Assets held for sale                                          2.5           1.8
  Property, plant and equipment, net                            7.6           7.5
  Goodwill                                                      6.7           6.7
  Intangible assets, net                                        4.1           4.8
  Other assets                                                  3.3           4.0
                                                         ----------    ----------
Total assets                                             $     69.3    $     71.6
                                                         ==========    ==========

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                       $      8.3    $      9.9
  Income taxes payable                                          0.4           0.5
  Accrued compensation and employee benefits                    3.0           2.5
  Estimate due to ZiLOG-Mod III Inc. Series A
   Preferred shareholders on liquidation of subsidiary          2.8           2.5
  Other accrued liabilities                                     2.2           2.4
  Deferred income on shipments to distributors                  7.8           6.1
                                                         ----------    ----------
    Total current liabilities                                  24.5          23.9
                                                         ----------    ----------
Deferred tax liability                                          0.4           0.4
Other non-current liabilities                                   5.6           5.5
                                                         ----------    ----------
    Total liabilities                                          30.5          29.8
                                                         ----------    ----------

Stockholders' equity:
  Common stock                                                  0.2           0.2
  Deferred stock compensation                                     -          (0.6)
  Additional paid-in capital                                  123.4         123.2
  Treasury stock                                               (7.2)         (7.2)
  Accumulated deficit                                         (77.6)        (73.8)
                                                         ----------    ----------
    Total stockholders' equity                                 38.8          41.8
                                                         ----------    ----------
Total liabilities and stockholders' equity               $     69.3    $     71.6
                                                         ==========    ==========

                                   ZiLOG, INC.
                   UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS
                                  (in millions)

                                                                  THREE MONTHS ENDED              SIX MONTHS ENDED
                                                               -------------------------     -------------------------
                                                                SEP. 30,        OCT. 1,       SEP. 30,        OCT. 1,
                                                                  2006           2005           2006           2005
                                                               ----------     ----------     ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                       $     (2.3)    $     (4.8)    $     (3.8)    $    (10.9)
Adjustments to reconcile net loss to net cash provided by
   (used in) operating activities:
   Amortization of fresh-start intangible assets                      0.3            0.5            0.7            1.0
   Depreciation and amortization                                      0.8            0.6            1.5            1.2
   Stock-based compensation                                           0.4            0.1            0.7            0.6
Changes in operating assets and liabilities:
   Accounts receivable                                                1.6            1.6            1.8            3.5
   Inventories                                                        0.6            0.9           (1.0)           1.5
   Prepaid expenses and other current and
    non-current assets                                                0.2            0.1            0.8            0.7
   Accounts payable                                                  (1.5)          (1.2)          (1.5)          (0.5)
   Accrued compensation and employee benefits                           -           (0.2)           0.5           (0.5)
   Other accrued liabilities, deferred income on
    shipments to distributors, income taxes and
    accrued special charges                                           1.3            0.1            1.4           (0.4)
                                                               ----------     ----------     ----------     ----------
      Net cash provided by (used in) operating activities      $      1.4     $     (2.3)    $      1.1     $     (3.8)
                                                               ----------     ----------     ----------     ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Assets held for sale                                              (0.7)             -           (0.7)             -
   Due MOD III Preferred Series A                                     0.2              -            0.2              -
   Capital expenditures                                              (0.9)          (1.1)          (1.5)          (1.8)
                                                               ----------     ----------     ----------     ----------
      Net cash used in investing activities                          (1.4)          (1.1)          (2.0)          (1.8)
                                                               ----------     ----------     ----------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock under
    employee stock plans                                              0.1              -            0.1            0.1
   Stock purchases                                                      -              -              -           (0.1)
                                                               ----------     ----------     ----------     ----------
      Net cash provided by (used in) financing activities             0.1              -            0.1              -
                                                               ----------     ----------     ----------     ----------

Increase (decrease) in cash and cash equivalents                      0.1           (3.4)          (0.8)          (5.6)
Cash and cash equivalents at beginning of period                     26.1           31.4           27.0           33.6
                                                               ----------     ----------     ----------     ----------
Cash and cash equivalents at end of period                     $     26.2     $     28.0     $     26.2     $     28.0
                                                               ==========     ==========     ==========     ==========

                SELECTED UNAUDITED TRENDED FINANCIAL INFORMATION
                    (Amounts in millions except percentages,
                   selected key metrics and per share amounts)

                                                                                 THREE MONTHS ENDED
                                                          -----------------------------------------------------------------
                                                          Sep. 30,      Jul. 01,      Mar. 31,      Dec. 31,      Oct. 01,
                                                            2006          2006          2006          2005          2005
                                                          ---------     ---------     ---------     ---------     ---------
    SALES & EXPENSES INFORMATION:
    -----------------------------
    Net sales                                             $    21.2     $    21.0     $    20.1     $    17.6     $    20.5
    Cost of sales                                              11.4          10.5          11.3           9.7          12.4
                                                          ---------     ---------     ---------     ---------     ---------
    Gross margin                                          $     9.8     $    10.5     $     8.8     $     7.9     $     8.1
    Gross margin %                                               46%           50%           44%           45%           40%
    Operating expenses:
       Research and development                                 5.0           5.2           5.0           5.2           5.6
       Selling, general and administrative                      5.8           6.0           6.0           5.1           5.6
       Special charges and credits                              0.9           0.1          (0.1)          0.3           0.7
       Amortization of intangible assets                        0.3           0.4           0.3           0.5           0.5
                                                          ---------     ---------     ---------     ---------     ---------
        Total operating expenses                          $    12.0     $    11.7     $    11.2     $    11.1     $    12.4
                                                          ---------     ---------     ---------     ---------     ---------

    Operating loss                                             (2.2)         (1.2)         (2.4)         (3.2)         (4.3)

    Interest and other (income) expense                        (0.3)         (0.3)         (0.2)         (0.1)         (0.2)
                                                          ---------     ---------     ---------     ---------     ---------
    Loss before provision for income taxes                $    (1.9)    $    (0.9)    $    (2.2)    $    (3.1)    $    (4.1)
                                                          ---------     ---------     ---------     ---------     ---------
    Provision for income taxes                                  0.4           0.6           0.6             -           0.7
                                                          ---------     ---------     ---------     ---------     ---------
    Net loss                                              $    (2.3)    $    (1.5)    $    (2.8)    $    (3.1)    $    (4.8)
                                                          =========     =========     =========     =========     =========

    Weighted average basic and diluted shares                  16.6          16.6          16.6          16.4          16.3
    Basic and diluted loss per share                      $   (0.14)    $   (0.09)    $   (0.17)    $   (0.19)    $   (0.29)


SALES INFORMATION:
------------------
NET SALES - BY PRODUCT CATEGORY
    Micrologic products - Embedded Flash                  $     3.7     $     2.4     $     1.6     $     1.9     $     2.0
    Micrologic products - Non Flash                            14.1          14.2          14.2          11.5          13.7
                                                          ---------     ---------     ---------     ---------     ---------
    Total Micrologic                                      $    17.8     $    16.6     $    15.8     $    13.4     $    15.7
                                                          ---------     ---------     ---------     ---------     ---------
    Other products                                              3.4           4.4           4.3           4.2           4.8
                                                          ---------     ---------     ---------     ---------     ---------
    Total Net Sales                                       $    21.2     $    21.0     $    20.1     $    17.6     $    20.5
                                                          =========     =========     =========     =========     =========

NET SALES - BY CHANNEL
    OEM                                                   $     8.6     $     8.6     $     8.9     $     7.6     $     9.0
    Distribution                                               12.6          12.4          11.2          10.0          11.5
                                                          ---------     ---------     ---------     ---------     ---------
       Total net sales                                    $    21.2     $    21.0     $    20.1     $    17.6     $    20.5
                                                          =========     =========     =========     =========     =========

NET SALES - BY REGION
    America's                                             $     8.3     $     7.9     $     8.1     $     7.5     $     8.0
    Asia (including Japan)                                     10.1          10.0           8.9           7.8          10.0
    Europe                                                      2.8           3.1           3.1           2.3           2.5
                                                          ---------     ---------     ---------     ---------     ---------
       Total net sales                                    $    21.2     $    21.0     $    20.1     $    17.6     $    20.5
                                                          =========     =========     =========     =========     =========

SELECTED KEY INDICES (AS DEFINED IN OUR FORM 10Q/10K)
-----------------------------------------------------
    Days sales outstanding                                       33            41            42            47            42
    Net sales to inventory ratio (annualized)                   9.9           9.1          10.6           8.8           8.9
    Weeks of inventory at distributors                           13            10            10            11            10
    Current ratio                                               1.8           1.9           2.0           2.0           2.2

OTHER SELECTED FINANCIAL DATA
-----------------------------
    Depreciation and amortization                         $     0.8     $     0.7     $     0.6     $     0.7     $     0.6
    Amortization of fresh-start intangibles               $     0.3     $     0.4     $     0.3     $     0.5     $     0.5
    Special charges and credits                           $     0.9     $     0.1     $    (0.1)    $     0.3     $     0.7
    Stock-based compensation - R&D                        $     0.1     $     0.1     $       -     $       -     $       -
    Stock-based compensation - SG&A                       $     0.3     $     0.2     $     0.1     $     0.1     $     0.1
    Capital expenditures                                  $     0.9     $     0.6     $     0.4     $     2.0     $     1.1

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